UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2014

SPEED COMMERCE, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1303 E. Arapaho Road, Suite 200

Richardson, TX 75081

(Address of principal executive offices)

Registrant’s telephone number, including area code: (763) 535-8333

                                     Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01 Financial Statements and Exhibits

SIGNATURES

Exhibit Index

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Stephen F. Duchelle as Director

On April 2, 2014, Speed Commerce, Inc. (the “Company”) issued a press release announcing its appointment of Stephen F. Duchelle, age 58, as a director of the Company, effective as of April 1, 2014. Mr. Duchelle’s appointment will fill a vacancy that arises from the forthcoming retirement of director Keith A. Benson from the Company’s Board of Directors on May 31, 2014. Mr. Benson will be retiring pursuant to the Company’s mandatory retirement policy and not due to any disagreement with the Company or management. Pursuant to the Company’s Bylaws, Mr. Duchelle will hold office until the next regularly scheduled annual meeting of the shareholders to be held in 2014.

Since October 2012, Mr. Duchelle has been the Vice President of e-commerce for Juicy Couture, a retail provider of women’s and girl’s apparel and accessories, which recently operated as Fifth & Pacific Companies, where he was responsible for its e-commerce business strategy and web operations. Previously, from August 2009 to September 2012, Mr. Duchelle served as the Vice President of e-commerce Strategy at GSI Commerce, Inc., now eBay Enterprise, a provider of e-commerce and interactive marketing services related to direct to consumers sales, where he was responsible for a portfolio of e-commerce clients providing e-commerce omni-channel consulting and client services support. Mr. Duchelle also served as the Senior Vice President of e-commerce for Belk, Inc., a retail provider of fashion apparel, shoes, and accessories, as well as additional house ware merchandise, from September 2007 to July 2009. Mr. Duchelle holds both a B.S. and M.S. degree from Virginia Tech as well as a M.B.A. from James Madison University. Mr. Duchelle’s director qualifications include his more than 20 years of retail industry experience, including 15 years in various e-commerce leadership roles, and his extensive management and operating experience at internet-based businesses.

Amendment to Executive Severance Agreement of Ward Thomas

The Company also entered into an amendment to the Executive Severance Agreement, dated August 12, 2010, of Mr. Ward Thomas, which is effective as of April 4, 2014 (the “Amendment”).  Pursuant to the terms of the Amendment, Mr. Thomas will be entitled to receive, in addition to any other contractually agreed upon payments as set forth in his Executive Severance Agreement, a lump sum payment in the amount of $200,000 in the event that the Company should consummate a sale of its retail distribution business prior to September 30, 2014 (the “Transaction Payment”), he will also be entitled to the accelerated vesting of all unvested stock options or restricted stock units in the event he is terminated by the Company in connection with a sale of the company’s retail distribution business prior to September 30, 2014 (the “Transaction Acceleration”).  Mr. Thomas must also meet certain conditions in order to receive the Transaction Payment and in order for the Transaction Acceleration to occur pursuant to the Amendment.  The foregoing summary is qualified in its entirety by the terms of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits:

Exhibit

10.1            Amendment to Executive Severance Agreement of Ward Thomas, dated April 4, 2014

99.1            Press Release issued by the Company on April 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPEED COMMERCE, INC.

Dated: April 4, 2014	By:	/s/ Ryan F. Urness
Name: Ryan F. Urness
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Executive Severance Agreement, dated April 4, 2014
99.1	Press Release issued by the Company on April 2, 2014